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                                  EXHIBIT 99.6

                                                              September 28, 1997

Crescent Real Estate Equities Limited Partnership
777 Main Street
Fort Worth, TX 76102

Dear Sirs:

        Vornado Realty Trust ("VRT") and Vornado, as defined below, have entered into definitive merger agreements (the "Merger Agreements") to acquire URS Logistics, Inc. and Americold Corporation (the "Companies"), copies of which are attached hereto as Exhibit A. Crescent Real Estate Equities Limited Partnership ("Crescent"), a Delaware limited partnership managed by Crescent Real Estate Equities Company, a Texas real estate investment trust ("CEI") and Portland Parent Incorporated and Atlanta Parent Incorporated, both Delaware corporations (collectively, "Vornado") have agreed to Crescent becoming Vornado's partner in those investments (the "Investments"), and hereby form a partnership on the following terms. You acknowledge that you have completed all due diligence with respect to both Companies and the Merger Agreements and are satisfied with the results thereof and have all necessary board approvals to enter into this transaction.

        The agreed upon terms are as follows:

        1. Partnership. As promptly as practicable after the date hereof, the parties (a) shall commence the negotiation of a definitive partnership agreement evidencing the partnership created hereby and such other terms as the parties shall mutually agree and (b) shall execute and deliver, or cause to be executed and delivered, as applicable, the partnership agreement.

        2. Interim Decisions. From and after the date hereof until the later of execution and delivery of the partnership agreement and the closings under the Merger Agreements, but subject to the provisions of Section 9 hereof, all decisions with respect to the acquisition of the Investments, including, without limitation, the interpretation and performance of Vornado's rights and obligations under the Merger Agreements and all operational decisions with respect to the Companies shall be made by Vornado.

        3. Structure. As promptly as practicable, we will meet to determine the structure of the partnership's investment, taking into account the individual REIT structures of VRT and CEI and any structural reconfigurations contemplated by either of us, in order to achieve the optimal tax vehicle for Vornado. Depending on the structure chosen and any potential delay your investment might cause in closing the mergers, the timing of your capital contribution to consummate the investment could occur either prior to or promptly following the closing of the above mergers, at Vornado's option. Prior to the closing of the


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     Merger Agreements, it is anticipated that the rights under this agreement will be assigned to affiliates or related entities of Crescent and Vornado in such manner and to such extent as may be required to achieve the structure determined pursuant to this paragraph.

     4. Ownership. Crescent will hold 40% and Vornado will hold 60% of the ownership, capital and financial interest in the partnership. Vornado will contribute 60% and Crescent will contribute 40% of all costs required to make the Investments (including all transaction costs and prepayment of all debt, including prepayment fees).

     5.  Management.

         a. Each partner will be required to approve the following actions: (i) approval of the annual capital and operating budgets of each Company, any deviations in any such budget by 10% or more in the aggregate per budget, the hiring or firing of a chief executive officer of either Company or a combined entity and any required capital contributions by the partners in excess of $50 million per year, and (ii) other than transactions necessary to effect the tax structuring contemplated by paragraph 2 or to preserve either VRT's or CEI's REIT status, any transactions with an affiliate of any partner, the sale or acquisition of any asset (including, without limitation, equity interests in any entity) with a value of more than $25 million, the creation of any security interest, lien or other encumbrance on any of the partnership's assets which treats one partner differently from another, the making of any loan, advance or extension of credit to any partner, any guarantee of any direct or indirect obligation of any partner, and any sale, liquidation or merger of either Company (other than a combination of the two Companies) or a combined entity.

         b. Vornado will serve as operating manager of the Companies and the day-to-day liaison to the management. While it is our intention that the Companies or a combined entity would operate relatively autonomously, any required decisions which would not fall within subparagraph (a) of this agreement would be made by Vornado. For such services, Vornado shall receive a fee per annum equal to 1% of the cost (including for such purposes the amount of indebtedness on the acquired entity or assets at the time of acquisition and all expenses (including prepayment penalties) incurred in such acquisition) paid to acquire the Companies and any entities or assets hereafter acquired.

     6. Term. Except as otherwise agreed by the partners, the partnership shall continue for a term of 30 years from the date hereof, except that it shall terminate if the Merger Agreements terminate or if Crescent or any affiliate thereof takes any action in violation of Section 9 hereof. The partnership shall preserve and maintain its existence and all its rights, privileges and franchises. Neither partner shall have the right to withdraw from the partnership, except as provided herein, nor shall either partner have the right to cause the dissolution, termination, liquidation or winding-up of the partnership without the consent of the remaining partner.


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        7. Agreement to Act in Good Faith. The partnership agreement shall require each partner to cooperate with the other partner thereto to carry out the purpose and intent of the partnership, including without limitation the execution and delivery to the appropriate party of all such further documents as may reasonably be required in order to carry out the terms of the partnership. The parties shall act in a commercially reasonable manner in good faith with one another in negotiating the terms of the partnership agreement and all of required contracts, agreements or documents, in operating the partnership, and in carrying out the terms of this agreement.

        8. Buy/Sell. In the event the partners fail in good faith to reach an agreement with respect to any matters set forth in paragraph 5(a) on a timely basis during the first three years after the date hereof, Vornado shall be entitled to buy Crescent's interest at cost plus a 10% per annum return (taking into account all distributions). Thereafter, for the next seven years, upon such failure, Vornado may set a price at which it commits to either buy Crescent's investment, or sell its own, which decision to buy or sell shall be made by Crescent. Thereafter, upon such failure, either party may set a price at which its commits to either buy the other party's investment, or sell it own, which decision to buy or sell shall be made by the other party. In addition, each side shall have the right of first refusal with respect to the sale of the other party's investment in the partnership, except that during the first three years Vornado's purchase price with respect to Crescent's shares under such right of first refusal shall be cost plus a 10% return (taking into account all distributions).

        9. Exclusivity; Non-Solicitation. Prior to the closings under the Merger Agreements, Crescent shall not, and shall not permit any of its employees, agents, representatives or affiliates to, (i) without Vornado being fully informed thereof and consenting thereto, contact Kelso or any officer, director, employee, agent or customer of either Company with respect to the Investments, (ii) offer, negotiate, consummate or solicit any offer or proposal for a "Sales Transaction" (as hereinafter defined), including without limitation holding any discussions or engaging in any communications, or entering into any agreement or understanding whatsoever with Kelso or the Companies without Vornado being fully informed thereof and consenting thereto, or (iii) take any action to disrupt the closings under the Merger Agreements. Crescent's obligations under the preceding sentence shall survive any termination of the partnership and shall terminate only upon the termination of both Merger Agreements. For the purposes of this agreement, the term "Sales Transaction" means (A) any merger, consolidation, reorganization or other business combination pursuant to which the business of either of the Companies would be combined with that of Crescent (or an affiliate thereof) or (B) the acquisition, directly or indirectly, by a third party of any equity interest, debt, or any assets (other than in the ordinary course of business) of either of the Companies. Prior to the closings under the Merger Agreements, Vorando agrees that neither it nor any of its affiliates will enter into any agreements with the Companies that would require approval as an affiliate transaction under paragraph 5(a).

        10. Expenses. The parties shall each pay their own fees and expenses, and those of their agents, advisors, attorneys and accountants, with respect to the negotiation of this


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agreement and the formation of the partnership, and shall evenly split the expenses incurred on account of the partnership after the date hereof or by Vornado prior to the date hereof in connection with the negotiation and execution of the Merger Agreements (including, without limitation, due diligence).

11. Assignment. The terms and provisions of this agreement shall not be assignable by either party without the other party's consent, except as contemplated by the structure determined pursuant to paragraph 3.

12. Public Announcement. The parties intend to make a public announcement regarding the execution of this agreement promptly following the execution hereof. Vornado will act as spokesperson for the partnership and will provide notice to Crescent of any proposed press release or other public announcement, and will work with Crescent on the content of any such press release or public announcement.

13. Agreement Not to Compete. The parties agree that so long as the partnership continues in existence, no partner thereto shall engage in the cold storage businesses of the type conducted by the Companies except through the partnership.

14.  Miscellaneous.

   a. This agreement and all transactions hereunder shall be governed by the laws of the State of Delaware, without regard to the application of conflict of law principles. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and to the U.S. District Court for the Southern District of New York solely in respect of the interpretation and enforcement of the provisions of this agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit of proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State court or Federal District Court for the Southern District of New York. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute.

   b. This agreement constitutes the entire agreement between the parties with respect to the subject matter herein; provided, however, that this agreement contemplates the negotiation and execution of definitive agreements after the execution of this agreement as provided herein, which definitive agreements also shall be binding on the parties thereto following execution thereof.

   c. No amendment or waiver of any provision of this agreement shall be effective unless in writing and signed by the party or parties against whom enforcement is sought. No failure or delay by any party in exercising any right, power or privilege


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     hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     d. The rule that an agreement should be construed against the party drafting it shall not apply to this agreement because both parties have played a significant role in negotiating and drafting this agreement.

     e. This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     f. Signatures may be transmitted by facsimile and will be accepted and considered delivered as if an original.

                                Atlanta Parent Incorporated

                                By: /s/ Michael Fascitelli
                                        -----------------------
                                Name:   Michael Fascitelli
                                Title:  Vice President,
                                        Chief Financial Officer
                                        and Treasurer

                                Portland Parent Incorporated

                                By: /s/ Michael Fascitelli
                                        -----------------------
                                Name:   Michael Fascitelli
                                Title:  Vice President,
                                        Chief Financial Officer
                                        and Treasurer

Agreed to and accepted as of September 28, 1997 by

Crescent Real Estate Equities Limited Partnership

        By: Crescent Real Estate Equities, Ltd.,
            its general partner

        By: /s/ Gerald Haddock
                -----------------------
        Name:   Gerald Haddock
        Title:  President and
                Chief Executive
                Officer


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